Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Koppers Holdings Inc.

We consent to the use of our reports dated February 24, 2017, with respect to the consolidated balance sheet of Koppers Holdings Inc. as of December 31, 2016, the related consolidated statements of operations, comprehensive income (loss), cash flows and shareholders’ equity for the year then ended, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
August 3, 2017